EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Summary Financial Data", "Selected Financial Data" and "Experts" and to the use of our report dated February 13, 1998, except for Note 9, as to which the date is March 26, 1998, in Amendment No. 1 to the Registration Statement (Form SB-2 No. 333-59395) and related Prospectus of SpectraScience, Inc. for the registration of 2,875,000 shares of its Common Stock.


                                        /s/ Ernst & Young LLP

Minneapolis, Minnesota
October 7, 1998